                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       GALILEO ELECTRO-OPTICS CORPORATION

     Galileo Electro-Optics Corporation, a corporation originally incorporated under the General Corporation Laws of the State of Delaware on September 24, 1973 (the "Corporation"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation by unanimous written consent adopted the following vote proposing and declaring advisable the following Amendment and Restatement of the Certificate of Incorporation of the Corporation and directing that said amendment be submitted to the stockholders of the Corporation for approval without a meeting in accordance with Section 228(a) of the General Corporation Laws of the State of Delaware:

     Voted: That the Certificate of Incorporation of the Corporation be amended and restated in its entirety so as to supersede the original Certificate of Incorporation and all amendments thereto so that, as amended and restated, the Certificate shall read as follows:

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       GALILEO ELECTRO-OPTICS CORPORATION

          FIRST: The name of the Corporation is Galileo Electro-Optics Corporation.

          SECOND: The registered office of the Corporation in the State of Delaware is located at No. 100 West 10th Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust

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     Company, No. 100 West 10th Street, Wilmington, Delaware.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is three million (3,000,000) shares of Common Stock of the par value of One Cent ($.01) each, amounting in the aggregate to Thirty Thousand Dollars ($30,0000).

          FIFTH: The affirmative vote or consent of two-thirds (66 2/3%) of the outstanding Common Stock of the Corporation shall be necessary to approve
     (a) any merger, consolidation, dissolution or liquidation of the Corporation, (b) the sale of substantially all of its assets, or (c) any amendment to this Certificate of Incorporation.

          SIXTH: The name and place of residence of the Incorporator is as follows:

                  Name                           Place of Residence
                  ----                           ------------------
          Richard M. C. Glenn, III               29 Rumstick Road
                                                 Barrington, RI 02806

          SEVENTH: The Corporation is to have perpetual existence.

          EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware. The election of directors may but need not be by ballot unless the Bylaws so require.

          NINTH: The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

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     SECOND: That the written consent to said Amendment and Restatement was given by the stockholders of the Corporation in accordance with Section 228(a) of the General Corporation Laws of the State of Delaware.

     THIRD: That the said Amendment and Restatement of Certificate of Incorporation of Galileo Electro-Optics Corporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Laws of the State of Delaware by the written consent of the holders of greater than 66 2/3 percent of the issued and outstanding Common Stock of the Corporation.

     IN WITNESS WHEREOF, Galileo Electro-Optics Corporation has caused this Certificate to be signed by John D. White, President of the Corporation, and attested by Richard M. C. Glenn III, its Secretary as of the 24th day of November, 1982.


ATTEST:                                     GALILEO ELECTRO-OPTICS CORPORATION

/s/ Richard M.C. Glenn III                  By: /s/ John D. White
    --------------------------                  ----------------------
    Secretary                                       President



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                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       GALILEO ELECTRO-OPTICS CORPORATION

     Galileo Electro-Optics Corporation, a corporation organized and existing under the General Corporation Laws of the State of Delaware, (the "Corporation") does hereby certify:

     FIRST: That the Board of Directors of the Corporation, at a meeting duly held, adopted the following vote proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation and directed that said amendment be submitted to the stockholders of the Corporation for approval without a meeting in accordance with Section 228(a) of the General Corporation Laws of the State of Delaware.

     Voted: That Article FIFTH of the Restated Certificate of Incorporation of the Corporation be amended in its entirety to provide as follows:

                    FIFTH: The affirmative vote or consent of two-thirds (66
               2/3%) of the outstanding Common Stock of the Corporation shall be necessary to approve (a) any merger, consolidation, dissolution or liquidation of the Corporation, (b) the sale of substantially all of its assets, or (c) any amendment to this Certificate of Incorporation which would modify this Article FIFTH.

     SECOND: That the written consent to said amendment and restatement was given by the stockholders of the Corporation in accordance with Section 228(a) of the General Corporation Laws of the State of Delaware.


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     THIRD: That the said Amendment to the Restated Certificate of Incorporation of Galileo Electro-Optics Corporation was duly adopted in accordance with
Section 242 of the General Corporation Laws of the State of Delaware by the written consent of the holders of greater than 66 2/3% of the issued and outstanding Common Stock of the Corporation.

     IN WITNESS WHEREOF, Galileo Electro-Optics Corporation has caused this Certificate to be signed by John B. White, President of the Corporation, and attested by Richard M.C. Glenn, III, its Secretary as of the 3rd day of February, 1983.

ATTEST:                             GALILEO ELECTRO-OPTICS CORPORATION


/s/ Richard M.C. Glenn, III         By: /s/ John D. White
---------------------------         ----------------------------------
    Secretary                               President



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                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION


     Galileo Electro-Optics Corporation, a corporation organized under the laws of Delaware, The Certificate of Incorporation of which was filed in the office of the Secretary of State on the 24th day of September, 1973, the Certificate of Incorporation of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its Certificate of Incorporation, and hereby certifies as follows:

1. The name of this corporation is Galileo Electro-Optics Corporation.

2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

3. The date when the restoration, renewal, and revival of the Certificate of Incorporation of this company is to commence is the 29th day of February A.D. 1984, same being prior to the date of the expiration of the Certificate of Incorporation. This renewal and revival of the Certificate of Incorporation of this corporation is to be perpetual.

4. This corporation was duly organized under the Laws of the State of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March A.D. 1984, at which time its Certificate of Incorporation becomes inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, said Galileo Electro-Optics Corporation in compliance with Section 312 of Title 8 of the Delaware Code has caused this certificate to be signed by Christopher H. Tosswill its last and acting Vice President and attested by Richard M.C.

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Glenn, III, its last and acting Secretary, this 29th day of January, 1985.

                                       GALILEO ELECTRO-OPTICS CORPORATION



                                       By: /s/ Christopher H. Tosswill
                                           ----------------------------------
                                               Last and Acting Vice President





ATTEST:


By: /s/ Richard M.C. Glenn III
    ------------------------------
        Last and Acting Secretary


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                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       GALILEO ELECTRO-OPTICS CORPORATION


     Galileo Electro-Optics Corporation, a corporation organized and existing under the General Corporation Laws of the State of Delaware, (the "Corporation") does hereby certify:

     First: That the Board of Directors of the Corporation, at a meeting duly held, adopted the following votes proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of the Corporation and directed that said amendments be submitted to the stockholders of the Corporation for approval at the Annual Meeting called in accordance with
Section 222 of the General Corporation Laws of the State of Delaware.

         VOTED:   That Article FOURTH of the Corporation's Restated Certificate
         -----    of Incorporation be amended to increase the number of
                  authorized shares of common stock from 3,000,000 to 18,000,000 so that Article FOURTH would read in its entirety as follows:

                  "FOURTH: The total number of shares of stock which the
                           Corporation shall have authority to issue is eighteen million (18,000,000) shares of common stock of the par value of One Cent ($.01) each, amounting in the aggregate to One Hundred Eighty Thousand Dollars ($180,000.00)."

         VOTED:   That Article NINTH of the Corporation's Certificate of
         -----    Incorporation be amended by adding a second sentence thereto so that Article NINTH would read in its entirety as follows:

                  "NINTH: The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by law. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for


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                           liability (i) for any breach of the director's duty
                           of loyalty to the Corporation or its stockholders,
                           (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     Second: That said Amendments to the Restated Certificate of Incorporation of Galileo Electro-Optics Corporation were duly adopted in accordance with
Section 242 of the General Corporation Laws of the State of Delaware by the favorable vote of the majority of the holders of the issued and outstanding common stock of the Corporation voting at the Annual Meeting.

     IN WITNESS WHEREOF, Galileo Electro-Optics Corporation has caused this Certificate to be signed by William T. Hanley, President of the Corporation, and attested by Richard M. C. Glenn, III, its Secretary as of the 10th day of December, 1986.


ATTEST:                                   Galileo Electro-Optics Corporation


 /s/ Richard M.C. Glenn, III              By /s/ William T. Hanley
 ---------------------------                 -------------------------------
     Secretary                                   President


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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       of

                               GALILEO CORPORATION
                            (a Delaware corporation)

                                      into

                       GALILEO ELECTRO-OPTICS CORPORATION
                            (a Delaware corporation)

                              UNDER SECTION 253 OF
                      THE DELAWARE GENERAL CORPORATION LAW

Galileo Electro-Optics Corporation (the "Corporation"), a Delaware corporation, hereby certifies that:

     1. The Corporation is incorporated under the Delaware General Corporation Law.

     2. The Corporation owns all of the outstanding shares of capital stock of Galileo Corporation, a Delaware corporation.

     3. The Corporation by the following resolutions of its board of directors duly adopted on September 17, 1996 determined to merge Galileo Corporation into itself on the terms set forth in such resolutions:

          RESOLVED: To merge Galileo Corporation, a Delaware corporation all of the outstanding stock of which is owned by this Corporation, with and into this Corporation pursuant to Section 253 of the Delaware General Corporation Law.

          RESOLVED: To change the name of this Corporation to Galileo
                    Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its authorized officer on September 17, 1996.

                                          GALILEO ELECTRO-OPTICS CORPORATION

                                          By: /s/ William T. Hanley
                                                  William T. Hanley, President
                                                    and Chief Executive Officer



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               GALILEO CORPORATION


     Galileo Corporation (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify as follows:

     FIRST: A resolution was duly adopted at a meeting of the Board of Directors of the Corporation setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that it be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED: that the Corporation's Certificate of Incorporation be amended by changing Article FOURTH to read as follows:

               The total number of shares of stock which the Corporation shall have authority to issue is thirty-six million (36,000,000) shares of common stock, one cent ($.01) par value.

     SECOND: Thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: Such amendment was duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Galileo Corporation has caused this certificate to be signed by William T. Hanley, its President, on January 14, 1997.

                                         /s/ William T. Hanley
                                         -------------------------------
                                             William T. Hanley
                                               President


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